EXHIBIT 21

                                 PSEG POWER LLC

                            SIGNIFICANT SUBSIDIARIES

                                                                      State of
Name                                                  Ownership %   Organization
----                                                  -----------   ------------
PSEG Fossil LLC                                           100         Delaware
PSEG Nuclear LLC                                          100         Delaware
PSEG Energy Resources & Trade LLC                         100         Delaware

NOTE: The remaining subsidiaries of PSEG Power LLC are not significant subsidiaries as defined in Regulation SX.